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                    SEABOARD SAVINGS BANK, INC., SSB
                        433 U.S. Highway 64 East
                     Plymouth, North Carolina  27962

        APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Samuel J. Styons, Gwen L. Edmondson and Beth B. Harrell (the "Proxies"), or any of them, as proxies, with full power of substitution, to vote the shares of the common stock of Seaboard Savings Bank, Inc., SSB (the " Savings Bank") held of record by the undersigned on _______________, 1995, at the Special Meeting of Shareholders of Seaboard (the "Special Meeting") to be held at the main office located in Plymouth, North Carolina, at 7:00 p.m. on _______________, 1996, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1. PROPOSAL TO APPROVE AGREEMENT. Proposal to approve the Agreement and Plan of Reorganization and Merger dated as of September 19, 1995, including the Plan of Merger included therein (the "Agreement"), between Seaboard, United Carolina Bancshares Corporation ("Bancshares") and United Carolina Bank ("UCB"), and to approve the transactions described in the Agreement, including, without limitation, the merger of Seaboard into UCB with the result that the outstanding shares of Seaboard's common stock, no par value per share, will be converted into shares of Bancshares' common stock, $4.00 par value per share.

        [ ] FOR             [ ] AGAINST                   [ ] ABSTAIN


2. PROPOSAL TO APPROVE CHARTER AMENDMENT. Proposal to approve and adopt an amendment to the provisions of Seaboard's Amended and Restated Certificate of Incorporation to exempt the Agreement from the current prohibition on the acquisition by any person of more than 10% of any class of an equity security of Seaboard for a period of three years from May 10, 1993.

       [ ] FOR               [ ] AGAINST                   [ ] ABSTAIN


3. OTHER BUSINESS. On such other matters as properly may come before the Special Meeting, the persons named herein as Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.


PLEASE SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND RETURN IT TO SEABOARD IN THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSALS 1 AND 2 ABOVE.

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    THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS
DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSALS 1 AND
2. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF SEABOARD A WRITTEN INSTRUMENT REVOKING IT OR A DULY
EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.


                                Dated:                            , 1995




                                Signature of Owner of Shares


                                Signature of Joint Owner of Shares (if any)

                                Instruction:  Please sign above exactly
                                as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.



IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.